EXHIBIT 23.1





           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference of our independent registered public accounting firm's report dated April 11, 2008 on the consolidated balance sheets as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended, included in All American SportPark, Inc.'s Form 10-KSB, into the Company's previously filed Registration Statements on Form S-8 (File No. 333-41994).

/s/ L.L. Bradford & Company, LLC

L.L. Bradford & Company, LLC


Las Vegas, Nevada
April 11, 2008